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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference into the registration statement of BIO-key International, Inc. (formerly SAC Technologies, Inc.) on Form S-8 (file no. 333-37351), which became effective October 7, 1997, of our report dated April 7, 2005 relating to the financial statements which appear in this Form 10-KSB for the year ended December 31, 2004.

/s/ Divine, Scherzer & Brody, Ltd.

Minneapolis, Minnesota
April 7, 2005

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  Exhibit 23.1